                                                                    Exhibit 10.2


                                 REVOLVING NOTE


$6,300,000.00                                                St. Louis, Missouri
                                                              February 3, 1998

     For value received, DAVEL COMMUNICATIONS GROUP, INC., an Illinois corporation, ("Borrower"), promises to pay to the order of NATIONSBANK, N.A., a national banking association, or to any subsequent holder hereof, (in any case, "Holder"), the principal amount of SIX MILLION THREE HUNDRED THOUSAND DOLLARS ($6,300,000.00) or such lesser principal amount as has been advanced to Borrower under the terms of the Credit Facilities Agreement dated as of even date herewith, among Borrower, NationsBank, N.A., as Administrative Agent for the ratable benefit of itself and each of the other Lenders ("Administrative Agent"), Suntrust Bank, Tampa Bay, as Documentation Agent and a Lender, and the other Lenders (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Credit Agreement"), together with interest thereon, as provided herein. All capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement.

     Borrower promises to pay the entire principal amount outstanding under this Note on the Maturity Date. Borrower promises to pay on the dates as provided in the Credit Agreement interest accrued from the date hereof on the principal balance outstanding from to time. Until Maturity, by acceleration or otherwise, Interest shall accrue at a per annum rate or rates determined pursuant to the Credit Agreement. Upon the occurrence of any Event of Default, or at the option of Holder upon the occurrence of a Default as defined in the Credit Agreement, all outstanding principal and, to the extent permitted by law, interest accrued under this Note but unpaid and all other amounts owing to Holder under this Note and the Loan Documents, payable on demand, at the Default Rate. After the Maturity Date, interest shall accrue at the Default Rate. All interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed.

     Both principal and interest are payable in Dollars to Administrative Agent at the Applicable Lending Office of Administrative Agent.

     This Note is secured under the Security Documents by the Collateral described therein. The Loan Documents, including the Security Documents, describe the rights of Holder and Administrative Agent with respect to the Collateral.

     Borrower is required to prepay the principal amount of this Note to the extent required in the Credit Agreement. Borrower has the right to prepay the principal amount of this Note to the extent and subject to the conditions provided in the Credit Agreement.

     The date and amount of all advances and repayments of principal and payments of interest will be recorded in the records that Holder normally maintains for instruments and agreements similar to this Note and the other Loan Documents. The failure to record, or any error in recording, any of the foregoing does not, however, affect the obligation of Borrower to pay principal, interest and other amounts as required under this Note and the other Loan Documents. Borrower agrees that Holder's books and records showing advances and repayments are admissible in any action or proceeding arising therefrom, and constitute prima facie proof thereof. Such records are deemed accurate and binding on Borrower and an account stated, except as expressly provided otherwise in the Credit Agreement.

     Reference is made to the Credit Agreement for provisions regarding the acceleration of the maturity hereof upon the occurrence of any Event of Default, and such provisions are incorporated herein by this reference.

     If any payment required under this Note is not made when due, or upon any other Event of Default, Borrower will pay all costs of collection, including court costs and reasonable attorneys fees and actual expenses of such attorneys, whether or not there is litigation, including representation of Holder and Administrative Agent and all costs incurred in connection with any bankruptcy or insolvency proceeding involving Borrower as a debtor, in each case, to the extent set forth in the Credit Agreement.

     Borrower and all other Persons who become parties obligated under this Note, whether as guarantors, sureties, endorsers or otherwise, waive any right to demand for payment, any requirement for protest or notice of dishonor, all other rights to notice or demands with respect to this Note, any defense based on lack of diligence in the enforcement of this Note, and any defense which such party may have based on suretyship or impairment of collateral. Every such party assents to each and every extension or postponement of the time of payment, whether at or after demand, or other indulgence, and waives any right to notice thereof.

     No amendment, modification or waiver of any provision of this Note, or consent to any departure by Borrower herefrom, will be effective unless the same is in writing signed by an authorized officer of Holder, and then only in the specific instance and for the specific purpose for which given. No failure on the part of Holder or Administrative Agent to exercise, and no delay in exercising, any right under this Note operates as a waiver thereof, and no single or partial exercise by Holder or Administrative Agent of any right under this Note precludes any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Holder under this Note or allowed to it at law or in equity is cumulative and such remedies may be exercised from time to time concurrently or consecutively at Holder's option.

     All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Credit Agreement.

     This Note is governed by and shall be construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.





                                DAVEL COMMUNICATIONS GROUP, INC.


                                By:
                                    ----------------------------

                              Name:
                                    ----------------------------

                             Title:
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